Exhibit 10.11

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of this 1st day of November, 2005, by and between Jill M. Taymans (the “Executive”), an individual, and Cryo-Cell International, Inc., a Delaware corporation having its principal place of business at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677 (the “Company”).

In consideration of the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Employment

On the terms and conditions set forth in this Agreement, the Company hereby employs the Executive for a period of twelve (12) months commencing on November 1, 2005, and expiring on October 31, 2006, (the “Initial Term”). The Initial Term shall be automatically extended for successive additional one-year periods (“Additional Employment Terms”) unless, at least sixty (60) days prior to the end of the Initial Term or an Additional Employment Term the Company or the Executive has notified the other in writing that the Agreement shall terminate at the end of the then current term. References herein to the “Term” shall mean the Initial Term as it may be so extended by one or more Additional Employment Terms.

The Executive shall be employed as Vice President and Chief Financial Officer. The Executive shall report directly to the Company’s Chief Executive Officer.

The Executive hereby accepts such employment and agrees to devote her full business time, energy and efforts to the performance of services for the Company. The Executive agrees that during the Term, she shall devote her professional knowledge and experience and provide her best effort, skill and abilities in the performance of her duties under this Agreement and in the furtherance of the interests of the businesses of the Company and its affiliates.

2. Compensation

During the Term, and as full compensation for all of the Executive’s services rendered under this Agreement, the Executive shall receive the following compensation and benefits:

a. Base Salary

Commencing on November 1, 2005 the Executive shall receive an annualized base salary (the “Base Salary”) which is not less than $155,343.00 per year. Throughout the Term, the Executive shall be eligible for discretionary annual merit increases and/or other base salary adjustments as deemed appropriate by the

Company’s Chief Executive Officer. The Executive’s Base Salary will be payable in equivalent bi-weekly installments, subject to usual and required payroll deductions, including, without limitation, applicable taxes.

b. Annual Bonus

Throughout the Term, the Executive shall be eligible for discretionary annual lump-sum incentive awards available for senior executive officers based on both personal and corporate performance for the prior fiscal year. The annual bonus, if awarded, will be distributed on or about February 1st of each year of this Agreement based on performance for the previous fiscal year. The annual bonus is not guaranteed and its amount is subject to the discretion of the Compensation Committee.

c. Long-Term Incentive Awards

Throughout the Term, the Executive shall be eligible for long-term incentive (“LTI”) award programs extended to senior executive officers generally at levels commensurate with the Executive’s position. The Compensation Committee shall determine the amount of the Executive’s LTI award, if any, based upon the existing Management Compensation Plan.

d. Employment Agreement Stock Options

In further consideration of this Agreement and for the Executive’s obligations hereunder, the Executive shall be awarded a stock option grant as of the date this Agreement is fully executed (the “Effective Date”), with respect to 20,000 shares (the “Sign-on Options”) of the Company’s common stock, par value $.01 (the “Common Stock”), vesting one-twelfth on the date the Executive signs this Agreement, and one-twelfth each succeeding month until October 31, 2006, at the fair market value of the Common Stock at the close of business on the Effective Date. The Sign-on Options shall be granted pursuant to, and to the extent not contrary to the terms of this Agreement, shall be exercisable consistent with the terms of the Company’s Stock Incentive Plan dated March 10, 2000, as amended April 6, 2004 (or comparable program if amended after the commencement of the Term of this Agreement) (the “Stock Option Plan”).

e. Benefits

The Executive shall be eligible for participation in the same welfare benefit plans, practices, policies and programs provided by the Company to senior executive officers of the Company, including but not limited to, health insurance, 401(k), medical, sick leave, sick pay, holidays, long-term disability insurance and life insurance. The Executive shall be entitled to not less than twenty (20) days of paid vacation for each year of the Term, which vacation days shall accrue and become vested on the first day of each year of the Term.

f. Expenses

The Executive shall be reimbursed for all reasonable business expenses incurred in the performance of her duties pursuant to this Agreement (including, without limitation, business travel related expenses) to the extent such expenses are substantiated and are consistent with the general policies of the Company and its subsidiaries relating to the reimbursement of expenses of senior executive officers.

3. Termination

a. Termination by the Company for Cause

The Company shall have the right to terminate the Executive for Cause (as such term is hereinafter defined) at any time during this Agreement. For purposes of this Agreement, “Cause” means any act or any failure to act on the part of the Executive which constitutes: (i) the willful and knowing or negligent failure or refusal of the Executive to perform her duties under this Agreement or to follow the reasonable directions of the Company’s Chief Executive Officer; (ii) a breach by the Executive of her fiduciary duty to the Company; (iii) misfeasance or malfeasance by the Executive in connection with the performance of her duties under this Agreement that has a demonstrably negative impact on the Company; (iv) the Executive’s commission of an act of fraud or embezzlement with regard to the Company; or (v) the conviction of the Executive for, or a plea of guilty or nolo contendere to a criminal act which is a felony (other than as a result of vicarious liability or a routine traffic violation).

In the event thereof, the Executive shall not be entitled to severance pay, or other compensation or benefits, except accrued and unpaid base salary and benefits which the Executive accrued prior to the effective date of termination pursuant to any applicable benefit plan, earned but unused vacation for that year and unreimbursed business-related expenses in accordance with Company policy. Sign-on Options, other stock options, shares of restricted stock, performance awards, stock appreciation rights, and LTI awards granted to Executive by the Company through the date of termination shall be treated in accordance with the applicable plans and policies of the Company.

b. Termination At or After Change in Control

In the event the Executive’s employment is terminated upon or within one (1) year after a Change in Control defined in subparagraph 3(c) below, or prior to the Change in Control if the Executive’s termination, demotion or relocation was either a condition of the Change in Control or was at the request of any person related to the Change in Control, and such termination was initiated by the Company without cause or by the Executive due to being requested without cause to accept a demotion or relocation:

(i) The Company shall pay to the Executive any earned and accrued but unpaid installment of Base Salary through the date of termination, at the rate in effect on the date of termination, or if greater, on the date immediately preceding the date that a Change in Control occurs, and all other unpaid amounts to which the Executive is entitled as of the date of termination under any compensation plan or program of the Company, including, without limitation, all accrued vacation time. Sign-on Options, other stock options, shares of restricted stock, performance awards, stock appreciation rights, and LTI awards granted to Executive by the Company through the date of termination shall be treated in accordance with the applicable plans and policies of the Company.

(ii) In lieu of any further Base Salary and bonus payments to the Executive for periods subsequent to the date of termination, the Company shall pay as liquidated damages to the Executive, an amount equal to twelve (12) months of the Executive’s annual Base Salary at the rate in effect as of the date of termination, or if greater, on the date immediately preceding the date that a Change in Control occurs.

c. Change in Control

For the purposes of this Agreement, a Change in Control shall be deemed to occur when and if, during the Term:

(i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any affiliate or associate as defined in Rule 12(b)-2 under the Exchange Act of such person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(iii) the stockholders of the Company (A) approve a definitive agreement to merge or consolidate the Company with or into another corporation or other enterprise in which the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation hold less than 50% of the voting power of the survivor of such merger or consolidation or its parent, or (B) approve a plan of liquidation; or

(iv) At least 80% of the Company’s assets are sold or transferred to another corporation or other enterprise that is not a subsidiary, direct or indirect, or other affiliate of the Company.

(v) The Stockholders of the Company have approved a plan of a complete liquidation or dissolution of the Company.

4. Discoveries and Works

The Executive agrees that if at any time during the Term she, either independently or with others, makes, conceives, discovers, develops, or reduces to practice any invention, modification, discovery, design, development, improvement, process, program, work of authorship, documentation, formula, data, technique, secret or intellectual property right whatsoever, including any television or film production, program, script or screen play, or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (hereinafter referred to as “intellectual property rights”), not already in the public domain or previously known by the Executive that (a) relates to the business of the Company or any affiliate of the Company, or any of the products or services being developed, manufactured, marketed or sold by the Company or any affiliate or which may be used in relation therewith; (b) results from tasks assigned by the Company; or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company or any affiliate, such intellectual property rights shall become the sole and absolute property of the Company and its assigns.

5. Confidentiality and Non-Competition Covenants

a. Confidentiality

The Executive acknowledges that, during the Term, the Executive may receive special training and/or may be given access to or may become acquainted with Confidential Information and Trade Secrets (as hereinafter defined) of the Company. As used in this Section 5, “Confidential Information and Trade Secrets” of the Company means all trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other compilations of information which relate to the business of the Company, or to any of its affiliates, customers or suppliers, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

The Executive acknowledges that the Confidential Information and Trade Secrets of the Company as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its affiliates, expensive to produce and maintain and essential for the profitable operation of their respective businesses. The Executive agrees that, during the course of her employment with the Company, or at any time thereafter, she shall not, directly or indirectly, communicate, disclose or divulge to any Person (as hereinafter defined), or use for her benefit or the benefit of any Person, in any manner, any Confidential Information or Trade Secrets of the Company or its affiliates acquired during her employment with the Company or any other confidential information concerning the conduct and details of the businesses of the Company and its affiliates except in the course of performing her duties hereunder or with the Company’s express written consent; provided, however, that the restrictions above shall not apply to that part of the Confidential Information and Trade Secrets that is or becomes generally available to the public other than as a result of an improper disclosure by the Executive or is available, or becomes available, to the Executive on a non-confidential basis, but only if the source of such information is not to the Executive’s knowledge prohibited from transmitting the information to the Executive by a contractual, legal, fiduciary, or other obligation or that the Executive is required to disclose such Confidential Information and Trade Secrets by applicable law, regulation or legal process.

All documents relating to the businesses of the Company and its affiliates including, without limitation, Confidential Information and Trade Secrets of the Company, whether prepared by the Executive or otherwise coming into the Executive’s possession, are the exclusive property of the Company and such respective affiliates, and must not be removed from the premises of the Company, except as required in the course of the Executive’s employment with the Company. The Executive shall return all such documents (including any copies thereof) to the Company when the Executive ceases to be employed by the Company, provided the Company requests so in writing anytime during the Term of this Agreement and/or any Additional Employment Term or five (5) days after the termination of this Agreement or upon the earlier request of the Company or the Board.

b. Non-Competition

During the Term and for a period of twelve (12) months following the termination of the Executive’s employment under this Agreement for any reason other than disability or death, the Executive shall not, except with the Company’s express prior written consent or in the proper course of her employment with the Company, directly or indirectly, in any capacity, for the benefit of any Person (including the Executive):

(i) Become employed by, own, operate, manage, direct, invest in, or otherwise, directly or indirectly, engage in, or be employed by any Person, which is a Direct Competitor (as defined below) of the Company, its affiliates, or any of its respective businesses; provided the foregoing does not apply to an affiliate of such Direct Competitor which does not itself compete with the Company and, in connection therewith the Executive may own equity in such non-competing affiliates. In addition Executive may own a less than one percent (1%) interest in any competitive company.

(ii) Solicit, service, divert, take away, or contact any customer or client of the Company, or any of its affiliates, to provide or promote services then provided by the Company, or any of its affiliates cord blood preservation and/or storage facility industry.

(iii) Induce or attempt to induce any employee of the Company or its subsidiaries to stop working for the Company, or any of its affiliates, or to work for any competitor of the Company, or any of its affiliates; provided that the foregoing shall not be violated by general advertising not targeted at Company employees nor by serving as a reference for an employee with regard to an entity with which the Executive is not affiliated.

c. Definitions of Person and Direct Competitor

For purposes of this Agreement, the term “Person” means any individual (except the Executive’s Assistant at the time of her termination), partnership, corporation, trust and/or any other entity of any nature whatsoever. A “Direct Competitor” means any Person that operates or manages a cord blood preservation and/or storage facility (either existing as of the date of this Agreement or created or launched during the Term in the territories in which the Company operated during the Term.

6. Reliance

The Executive acknowledges that her compliance with the provisions of Section 5 of this Agreement (hereinafter referred to as the “Restrictive Covenants’) is a material part of the consideration bargained for by the Company under this Agreement. The Executive agrees to be bound by the provisions of Section 5 of this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties to this Agreement that the provisions of Section 5 of this Agreement shall be enforceable. However, the parties to this Agreement further agree that if any portion of the Restrictive Covenants or their application is construed to be invalid or unenforceable, then the other portions thereof and their application shall not be affected thereby and shall be enforceable. If the Restrictive Covenants shall for any reason be held to be excessively broad as to duration, geographic scope, property, subject or similar factor, then the court making such determination shall have the power to reduce or limit such duration, geographic scope, property, subject or similar factors so as to be enforceable to the maximum extent compatible with applicable law, and the Restrictive Covenants shall then be enforceable in its reduced or limited form.

7. Equitable Relief and Enforcement

The Executive further acknowledges that any breach by her of the Restrictive Covenants will result in irreparable injury to the Company and its affiliates for which money damages could not adequately compensate the Company or such affiliates. In the event of any such breach, the Company shall be entitled, in addition to all other rights and remedies which it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Executive from continuing such breach.

8. Indemnification

The Company hereby agrees to indemnify the Executive and hold her harmless to the fullest extent permitted by applicable law against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of her duties and obligations with the Company. This provision is in addition to any other rights of indemnification the Executive may have. This provision shall in all events survive any termination of this Agreement.

9. Liability Insurance

The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company covers its other senior executive officers and directors. This provision shall in all events survive any termination of this Agreement.

10. Miscellaneous

a. Entire Agreement

This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties to this Agreement with respect to the Executive’s employment during the Term. This Agreement shall not be construed as affecting in any way the shares of restricted stock, performance awards, stock appreciation rights and stock options provided to the Executive by the Company prior to the date of this Agreement other than as expressly provided herein.

b. Amendment; Waivers; Headings

This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties to this Agreement. The waiver by any of the parties to this Agreement of any other party’s prompt and complete performance, or breach or violation, of any of the provisions of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to this Agreement to exercise any right or remedy which it may possess under this Agreement shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 4, 5, 6, 7, 8 and 9 of this Agreement shall survive the termination of the Executive’s employment under this Agreement, however caused, and the termination of this Agreement.

c. Counterparts

This Agreement may be executed in any number of counterparts and by the separate Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

d. Notices

All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, (b) transmitted by facsimile, prepaid telegram or telex, (c) mailed by first class certified mail, return receipt requested, postage prepaid, or (d) sent by an internationally recognized express courier service, postage or delivery charges prepaid, to the Parties at their respective addresses set forth in the first paragraph of this Agreement or to such other addresses as the parties may give notice in accordance with the terms of this Agreement.

e. Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties to this Agreement and their respective personal representatives, heirs, successors and assigns.

f. Applicable Law; Arbitration as Exclusive Remedy

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. All controversies or claims arising out of or relating to paragraph I through 3 of this Agreement or the breach thereof, or the termination thereof, shall be resolved by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The award rendered in any arbitration proceeding under this section shall be final and binding. Judgment upon the award rendered by the arbitrator(s) may be entered by a court of competent jurisdiction. Any claim or controversy not submitted to arbitration in accordance with this section shall be considered waived, and, therefore, no arbitration panel or tribunal or court shall have the power to rule or make any award on such claims or controversy. Any such arbitration shall be conducted in Tampa, Florida. The prevailing party in such arbitration proceeding shall be entitled to recover reasonable expenses, including attorneys fees and costs.

The parties agree to submit all controversies or claims arising out of or relating to paragraphs 4 through 7 to the exclusive jurisdiction of the courts of the State of Florida. The parties further agree that the only and proper venue for any action upon any alleged breach of any provision or obligation under this Agreement shall be Hillsborough County, Florida.

IN WITNESS WHEREOF, the parties to this Agreement have placed their hands as of the day and year first above written.

Cryo-Cell International, Inc.

/s/ Jill Taymans		By:	/s/ Mercedes Walton

Jill M. Taymans		Name:	Mercedes Walton

		Title:	Chief Executive Officer

Date:	November 1, 2005	Date:	November 1, 2005